Exhibit 99.1

Genpact Reports Results for the Third Quarter of 2011

Third Quarter Revenues of $429.6 Million, Up 34%

Adjusted Income from Operations of $70.9 Million, Up 43%

Net Income of $48.0 Million, Up 20%

NEW YORK, November 3, 2011 — Genpact Limited (NYSE: G), a global leader in business process and technology management, today announced financial results for the third quarter ended September 30, 2011.

Key Financial Results – Third Quarter 2011

•

Revenues were $429.6 million, up 33.6% from $321.6 million in the third quarter of 2010. Revenues from Global Clients were up 53.6% and business process management revenues from Global Clients were up 22.9%.

•

Net income attributable to Genpact Limited shareholders was $48.0 million, up 19.7% from $40.1 million in the third quarter of 2010; net income margin for the third quarter of 2011 was 11.2%, compared to 12.5% in the third quarter of 2010.

•	Diluted earnings per common share were $0.21, up 18.7% from $0.18 in the third quarter of 2010.

•	Adjusted income from operations totaled $70.9 million, up 43.2% from $49.5 million in the third quarter of 2010.

•	Adjusted income from operations margin was 16.5%, up from 15.4% in the third quarter of 2010.

•	Adjusted diluted earnings per share were $0.26, up 25.9% from $0.20 in the third quarter of 2010.

N.V. ‘Tiger’ Tyagarajan, Genpact’s president and CEO said, “Genpact delivered another great quarter in Q3, with strong growth in revenues, adjusted operating income, earnings per share and cash flows. Overall revenues increased 34% and Global Clients business process management revenues increased 23% year-over-year. The integration of the Headstrong acquisition is going well and cross-sell continues to gain momentum, as we won an additional six deals this quarter to go along with the five from last quarter. Client demand for our products and services was strong in the third quarter and we won a total of 27 new logos. Overall we increased the number of clients representing between $1 – 5 million in annual revenues to 112, from 59 in Q3 of 2010, giving us a great runway for growth and demonstrating the value we bring to clients.”

Revenues from clients other than GE, which Genpact refers to as Global Clients, grew 53.6% over the third quarter of 2010. Business process management revenues from Global Clients grew by 22.9% over the third quarter of 2010 and were led by 42.6% growth in Smart Decision Services, which is comprised of Genpact’s reengineering, analytics, business consulting and enterprise risk consulting businesses. Revenues from Global Clients now represent approximately 71.3% of Genpact’s total revenues, with the remaining 28.7% of revenues coming from GE. GE revenues increased by 0.8% from the third quarter of 2010, adjusted for dispositions by GE.

As of the end of the third quarter of 2011, 60 client relationships, including existing relationships with nine Headstrong clients, each contributed revenues of $5 million or more in the last twelve months, up from 41 such relationships as of September 30, 2010. As of the end of the third quarter of 2011, eight client relationships, including existing relationships with two Headstrong clients, each contributed revenues of $25 million or more in the last twelve months, up from four such client relationships as of September 30, 2010.

Approximately 74.3% of Genpact’s revenues for the quarter came from business process management services, compared to 86.1% for the third quarter of 2010. Revenues from IT services including IT services revenues attributable to Headstrong represented approximately 25.7% of total revenues for the third quarter of 2011, up from 13.9% for the third quarter of 2010.

Genpact generated $95.1 million of cash from operations in the third quarter of 2011, up from $68.0 million of cash from operations in the third quarter of 2010, primarily due to increased cash earnings and better working capital management. Genpact had approximately $409.1 million in cash and cash equivalents as of September 30, 2011.

Year-to-Date Results

•	Revenues were $1,157.7 million, up 26.2% from $917.4 million for the nine months ended September 30, 2010.

•

Net income attributable to Genpact Limited shareholders was $123.2 million, up 28.1% from $96.2 million for the nine months ended September 30, 2010; net income margin was 10.6%, up from 10.5% for the nine months ended September 30, 2010.

•	Diluted earnings per common share were $0.54, up 27.2% from $0.43 for the nine months ended September 30, 2010.

•	Adjusted income from operations was $187.4 million, up 33.8% from $140.0 million for the nine months ended September 30, 2010.

•	Adjusted income from operations margin was 16.2%, up from 15.3% for the nine months ended September 30, 2010.

•	Adjusted diluted earnings per share were $0.66, up 28.5% from $0.51 for the nine months ended September 30, 2010.

The third quarter and year-to-date results reflected a reserve of $3.9 million, equivalent to approximately $0.01 per share in earnings for both periods, against a receivable from MF Global, a client which recently filed for bankruptcy protection.

As of September 30, 2011, Genpact had approximately 53,600 employees worldwide, an increase from approximately 43,300 as of September 30, 2010. Genpact’s employee attrition rate for the nine months ended September 30, 2011 was 30%, measured from day one of employment, compared to 28% for the same period in 2010. Annualized revenue per employee for the nine months ended September 30, 2011, was $34,300, up from $30,600 for the nine months ended September 30, 2010.

2011 Outlook

Tyagarajan continued, “Our pipeline remains strong and stable and we are well positioned to capitalize on the opportunities for growth. However, in an environment where our clients are facing ongoing macro-economic uncertainty and volatility, which may continue into 2012, it is especially important to be adaptable to the changing priorities these factors may pose. Since the Headstrong acquisition, we have consistently provided an outlook for the full year 2011 of 23-25% revenue growth and 16-16.5% adjusted income from operations margin. Our strong performance during the first nine months of the year reflects the diversity and resilience in our business model, and we now expect to finish the full year 2011 ahead of the high end of both of these ranges.”

Conference Call to Discuss Financial Results

Genpact management will host an hour-long conference call beginning at 7:00 a.m. EDT on November 4, 2011 to discuss the company’s performance for the third quarter of fiscal 2011. To participate, callers can dial 1-866-202-1971 from within the U.S. or +1 617-213-8842 from any other country. Thereafter, callers will be prompted to enter the participant code, 76931561.

For those who cannot participate in the call, a replay and podcast will be available on Genpact’s website, www.genpact.com, after the end of the call. A transcript of the call will also be made available on Genpact’s website.

About Genpact

Genpact Limited (NYSE: G), a global leader in business process and technology management services, has developed a science behind superior business processes. Genpact’s unique process thought leadership captured in its Smart Enterprise Processes (SEPSM) framework, combined with deep domain expertise in multiple industry verticals, delivers better business outcomes across the enterprise, rather than simply providing efficiency gains within a single function. Genpact’s Smart Decision Services deliver business insights to its clients through targeted analytics, reengineering expertise, and advanced risk management. Genpact makes technology more intelligent by embedding it with these process and data insights in addition to providing a wide range of technology services. Built on a legacy of serving GE for more than 14 years, Genpact enables companies worldwide to make smarter decisions, helping them drive revenue growth, compete more successfully, mitigate risk effectively, and improve operating margins and working capital. Driven by a passion for process and operational excellence based on its Lean and Six Sigma DNA, the company’s 53,000+ professionals around the globe deliver world-class business process and technology management services everyday to its more than 600 clients – from a network of 51 delivery centers across 17 countries supporting more than 25 languages. For more information, visit www.genpact.com.

Safe Harbor

This press release contains certain statements concerning our future growth prospects and forward-looking statements, as defined in the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those in such forward-looking statements. These risks and uncertainties include but are not limited to a slowdown in the economies and sectors in which our clients operate, a slowdown in the business process management and information technology services sectors, the risks and uncertainties arising from our past and future acquisitions, our ability to manage growth, factors which may impact our cost advantage, wage increases, our ability to attract and retain skilled professionals, risks and uncertainties regarding fluctuations in our earnings, general economic conditions affecting our industry as well as other risks detailed in our reports filed with the U.S. Securities and Exchange Commission, including Genpact’s Annual Report on Form 10-K. These filings are available at www.sec.gov. Genpact may from time to time make additional written and oral forward-looking statements, including statements contained in our filings with the Securities and Exchange Commission and our reports to shareholders. Although Genpact believes that these forward-looking statements are based on reasonable assumptions, you are cautioned not to put undue reliance on these forward-looking statements, which reflect management’s current analysis of future events and should not be relied upon as representing management’s expectations or beliefs as of any date subsequent to the time they are made. Genpact does not undertake to update any forward-looking statements that may be made from time to time by or on behalf of Genpact.

# # #

Contact

Investors	Shishir Verma
+1 (646) 624-5912
shishir.verma@genpact.com

Media	Gail Marold
+1 (919) 345-3899
gail.marold@genpact.com

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share data)

	As of December 31,	As of September 30,
	2010	2011
Assets
Current assets
Cash and cash equivalents	$404,034	$409,065
Short term investments	76,985	—
Accounts receivable, net	174,654	255,715
Accounts receivable from related party, net	131,271	139,947
Deferred tax assets	21,985	19,551
Due from related party	3	3,791
Prepaid expenses and other current assets	126,848	171,544

Total current assets	$935,780	$999,613

Property, plant and equipment, net	197,166	180,633
Deferred tax assets	35,099	74,227
Investment in equity affiliates	1,913	286
Customer-related intangible assets, net	33,296	88,793
Marketing-related intangible assets, net	—	20,952
Other intangible assets, net	51	3,114
Goodwill	570,153	954,185
Other assets	120,003	106,663

Total assets	$1,893,461	$2,428,466

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share data)

	As of December 31,	As of September 30,
	2010	2011
Liabilities and equity
Current liabilities
Short-term borrowings	$—	$252,000
Current portion of long-term debt	24,950	28,932
Current portion of capital lease obligations	702	1,168
Current portion of capital lease obligations payable to related party	1,188	887
Accounts payable	12,206	9,785
Income taxes payable	8,064	54,630
Deferred tax liabilities	489	862
Due to related party	4,030	1,451
Accrued expenses and other current liabilities	270,919	290,243

Total current liabilities	$322,548	$639,958
Long-term debt, less current portion	—	88,714
Capital lease obligations, less current portion	741	905
Capital lease obligations payable to related party, less current portion	1,748	983
Deferred tax liabilities	2,953	1,650
Due to related party	10,683	13,982
Other liabilities	73,546	126,235

Total liabilities	$412,219	$872,427

Shareholders’ equity
Preferred shares, $0.01 par value, 250,000,000 authorized, none issued	—	—
Common shares, $0.01 par value, 500,000,000 authorized, 220,916,960 and 221,995,792 issued and outstanding as of December 31, 2010 and September 30, 2011, respectively	2,208	2,218
Additional paid-in capital	1,105,610	1,133,926
Retained earnings	421,092	544,266
Accumulated other comprehensive income (loss)	(50,238)	(127,566)

Genpact Limited shareholders’ equity	1,478,672	1,552,844
Noncontrolling interest	2,570	3,195

Total equity	1,481,242	1,556,039
Commitments and contingencies

Total liabilities and equity	$1,893,461	$2,428,466

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2010	2011	2010	2011
Net revenues
Net revenues from services - related party	$122,759	$123,290	$354,011	$359,035
Net revenues from services - others	198,812	306,275	563,406	798,707

Total net revenues	321,571	429,565	917,417	1,157,742

Cost of revenue
Services	204,833	268,312	572,619	736,830

Total cost of revenue	204,833	268,312	572,619	736,830

Gross profit	$116,738	$161,253	$344,798	$420,912
Operating expenses:
Selling, general and administrative expenses	71,272	95,868	219,440	250,033
Amortization of acquired intangible assets	3,875	5,754	12,159	13,971
Other operating (income) expense, net	(839)	2,883	(4,780)	2,592

Income from operations	$42,430	$56,748	$117,979	$154,316
Foreign exchange (gains) losses, net	(5,513)	(9,736)	73	(12,433)
Other income (expense), net	1,210	2,147	3,324	8,271

Income before Equity-method investment activity, net and income tax expense	$49,153	$68,631	$121,230	$175,020
Equity-method investment activity, net	104	21	709	289

Income before income tax expense	$49,049	$68,610	$120,521	$174,731
Income tax expense	7,490	18,907	19,572	46,386

Net Income	$41,559	$49,703	$100,949	$128,345
Net income attributable to noncontrolling interest	1,428	1,657	4,797	5,171

Net income attributable to Genpact Limited shareholders	$40,131	$48,046	$96,152	$123,174

Net income available to Genpact Limited common shareholders	40,131	48,046	96,152	123,174
Earnings per common share attributable to Genpact Limited common shareholders

Basic	$0.18	$0.22	$0.44	$0.56

Diluted	$0.18	$0.21	$0.43	$0.54

Weighted average number of common shares used in computing earnings per common share attributable to Genpact Limited common shareholders

Basic	219,630,410	221,771,264	218,847,260	221,359,288
Diluted	224,831,250	226,772,299	224,583,494	226,153,992

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Nine months ended September 30,
	2010	2011
Operating activities
Net income attributable to Genpact Limited shareholders	$96,152	$123,174
Net income attributable to noncontrolling interest	4,797	5,171

Net Income	$100,949	$128,345
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	43,128	44,552
Amortization of debt issue costs	310	1,264
Amortization of acquired intangible assets	12,400	14,094
Provision (release) for doubtful receivables	(1,373)	5,944
Gain on business acquisition	(247)	—
Unrealized (gain) loss on revaluation of foreign currency asset/liability	(393)	(6,397)
Equity-method investment activity, net	709	289
Stock-based compensation expense	14,963	17,712
Deferred income taxes	(5,719)	(3,722)
Others, net	152	5,320
Change in operating assets and liabilities:
Increase in accounts receivable	(40,657)	(36,568)
Increase in other assets	(49,536)	(48,564)
Decrease in accounts payable	(300)	(2,152)
(Decrease) increase in accrued expenses and other current liabilities	(23,288)	10,274
Increase in income taxes payable	24,043	42,886
Increase in other liabilities	2,823	3,807

Net cash provided by operating activities	$77,964	$177,084

Investing activities
Purchase of property, plant and equipment	(47,690)	(22,263)
Proceeds from sale of property, plant and equipment	916	687
Investment in affiliates	(2,324)	—
Purchase of short term investments	(85,971)	(129,458)
Proceeds from sale of short term investments	175,584	206,443
Short term deposits placed with related party	(6,485)	—
Redemption of short term deposits with related party	16,213	—
Payment for business acquisitions, net of cash acquired	(42,575)	(561,767)

Net cash provided by (used for) investing activities	$7,668	$(506,358)

Financing activities
Repayment of capital lease obligations	(3,486)	(2,027)
Proceeds from long-term debt	—	120,000
Repayment of long-term debt	(32,500)	(25,000)
Short-term borrowings, net	(165)	252,000
Proceeds from issuance of common shares under stock based compensation plans	18,472	10,614
Direct cost incurred in relation to Debt	—	(9,115)
Distribution to noncontrolling interest	(4,700)	(4,680)

Net cash provided by (used for) financing activities	$(22,379)	$341,792
Effect of exchange rate changes	8,882	(7,487)
Net increase in cash and cash equivalents	63,253	12,518
Cash and cash equivalents at the beginning of the period	288,734	404,034

Cash and cash equivalents at the end of the period	$360,869	$409,065

Supplementary information
Cash paid during the period for interest	$1,293	$4,036
Cash paid during the period for income taxes	$28,872	$42,212
Property, plant and equipment acquired under capital lease obligation	$1,066	$1,438

Reconciliation of Adjusted Non-GAAP Financial Measures to GAAP Measures

To supplement the consolidated financial statements presented in accordance with GAAP, this press release includes the following measures defined by the Securities and Exchange Commission as non-GAAP financial measures: non-GAAP adjusted income from operations, adjusted net income attributable to shareholders of Genpact Limited, or adjusted net income, and adjusted diluted earnings per share attributable to shareholders of Genpact Limited, or adjusted diluted earnings per share. These non-GAAP measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures, the financial statements prepared in accordance with GAAP and the reconciliations of Genpact’s GAAP financial statements to such non-GAAP measures should be carefully evaluated.

For its internal management reporting and budgeting purposes, Genpact’s management uses financial statements that do not include stock-based compensation expense, amortization of acquired intangibles at formation in 2004, expenses associated with the Company’s March 2010 secondary offering and significant acquisition related expenses and amortization of acquired intangibles on such acquisitions, for financial and operational decision-making, to evaluate period-to-period comparisons or for making comparisons of Genpact’s operating results to that of its competitors. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use when adopting ASC 718 “Compensation-Stock Compensation”, Genpact’s management believes that providing financial statements that do not include stock-based compensation allows investors to make additional comparisons between Genpact’s operating results to those of other companies. In addition, Genpact’s management believes that providing non-GAAP financial measures that exclude amortization of acquired intangibles, expenses of the secondary offering and significant acquisition related expenses and amortization of acquired intangibles on such acquisitions, allows investors to make additional comparisons between Genpact’s operating results to those of other companies. The Company also believes that it is unreasonably difficult to provide its financial outlook in accordance with GAAP for a number of reasons including, without limitation, the Company’s inability to predict its future stock-based compensation expense under ASC 718, the amortization of intangibles associated with further acquisitions, significant acquisition related expenses and expenses of the secondary offering, if any. Accordingly, Genpact believes that the presentation of non-GAAP adjusted income from operations and adjusted net income, when read in conjunction with the Company’s reported results, can provide useful supplemental information to investors and management regarding financial and business trends relating to its financial condition and results of operations.

A limitation of using non-GAAP adjusted income from operations and adjusted net income versus income from operations and net income attributable to shareholders of Genpact Limited calculated in accordance with GAAP is that non-GAAP adjusted income from operations and adjusted net income excludes costs, namely, stock-based compensation, that are recurring. Stock-based compensation has been and will continue to be a significant recurring expense in Genpact’s business for the foreseeable future. Management compensates for this limitation by providing specific information regarding the GAAP amounts excluded from non-GAAP adjusted income from operations and adjusted net income and evaluating such non-GAAP financial measures with financial measures calculated in accordance with GAAP.

The following tables show the reconciliation of these adjusted financial measures from GAAP for the three and nine months ended September 30, 2010 and 2011:

Reconciliation of Adjusted Income from Operations

(Unaudited)

(In thousands)

	Three months ended September 30,		Nine months ended September 30,
	2010	2011	2010	2011
Income from operations as per GAAP	$42,430	$56,748	$117,979	$154,316
Add: Amortization of acquired intangible assets resulting from Formation Accounting	3,199	2,327	10,117	7,275
Add: Amortization of acquired intangible assets relating to significant acquisitions	—	2,867	—	4,916
Add: Stock based compensation	4,678	9,153	14,963	17,712
Add: Significant acquisition related expenses	—	—	—	5,619
Add: Other income	712	1,452	2,478	3,012
Less: Equity-method investment activity, net (excluding non-cash gain on re measurement of equity holding in HPP)	(104)	(38)	(709)	(306)
Less: Non controlling interest	(1,428)	(1,657)	(4,797)	(5,171)

Adjusted income from operations	$49,487	$70,852	$140,031	$187,373

Reconciliation of Adjusted Net Income

(Unaudited)

(In thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2010	2011	2010	2011
Net income as per GAAP	$40,131	$48,046	$96,152	$123,174
Add: Amortization of acquired intangible assets resulting from Formation Accounting	3,199	2,327	10,117	7,275
Add: Amortization of acquired intangible assets relating to significant acquisitions	—	2,867	—	4,916
Add: Stock based compensation	4,678	9,153	14,963	17,712
Add: Significant acquisition related expenses	—	—	—	5,619
Add: Secondary offering expenses	—	—	591	—
Less: Tax impact on amortization of acquired intangibles resulting from Formation Accounting	(925)	(540)	(2,998)	(1,838)
Less: Tax impact on amortization of acquired intangibles resulting from significant acquisitions	—	(975)	—	(1,670)
Less: Tax impact on stock based compensation	(1,159)	(2,583)	(3,837)	(5,057)
Less: Tax impact on significant acquisition related expenses	—	—	—	(1,394)

Adjusted net income	$45,924	$58,295	$114,988	$148,737

Adjusted diluted earnings per share	$0.20	$0.26	$0.51	$0.66